EXHIBIT 99.1

 [CPS LOGO]                                                         NEWS RELEASE
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Consumer Portfolio Services, Inc.              INVESTOR CONTACTS:
16355 Laguna Canyon Road                       CPSS:    Charles E. Bradley, Jr.
Irvine, California  92618                               (949) 753-6870
(949) 753-6800     NASDAQ:  CPSS               MFNF:    Jeff Weeden
                                                        (847) 295-8600, ext. 112
                                               MEDIA CONTACTS:
                                               CPSS:    Charles E. Bradley, Jr.
                                                        (949) 753-6870
                                               MFNF:    Jim Hurley
                                                        Hurley Advisors
                                                        (323) 876-2379


               CONSUMER PORTFOLIO SERVICES, INC. AGREES TO ACQUIRE
                            MFN FINANCIAL CORPORATION

     IRVINE, CALIFORNIA, NOVEMBER 19, 2001 -- Consumer Portfolio Services, Inc. (Nasdaq:CPSS), headquartered in Irvine, California, announced today that it has signed a definitive agreement to acquire MFN Financial Corporation (OTCBB:MFNF), headquartered in Lake Forest, Illinois, for $10.00 per share of MFN Financial Corporation common stock, plus transaction related expenses and other contractual obligations. The boards of both companies have approved the agreement. Levine Leichtman Capital Partners, a Los Angeles, California, based private equity firm, has entered into an agreement with Consumer Portfolio Services to provide acquisition financing.

     The transaction is subject to approval by the stockholders of MFN Financial Corporation, requisite regulatory review and other conditions, and is expected to be completed in the first quarter of 2002.

     "The addition of MFN's portfolio, operations and products to CPS's servicing and collection strengths will result in the creation of a strong competitor in the subprime automobile finance industry," said Charles E. Bradley, Jr., President and Chief Executive Officer of Consumer Portfolio Services, Inc. "The acquisition will double both the size of the CPS servicing portfolio and its servicing capacity, and increase the range of products available to the automobile dealership community. The merger will provide each company the expanded benefits and opportunities of being a part of a larger company, without losing any of the qualities that have allowed CPS and MFN to survive, and rebound, in a difficult industry," he continued.


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     "We are convinced that the proposed transaction with CPS is in the best interest of our shareholders," said Jeffrey B. Weeden, President and Chief Executive Officer of MFN Financial Corporation. "The combination of our two operations will offer automobile dealers a wider range of financing options for their customers and provide new opportunities for our employees," Weeden added.

     This document contains forward-looking statements that involve risks, uncertainties and assumptions. In particular, the statement that the acquisition is expected to close in the first quarter of 2002 is a forward-looking statement. Factors that could cause the transaction not to close at that time, or at all, would include the possibility that CPS might not obtain necessary external financing (although it has received commitments for such financing), that CPS might not have sufficient internally generated cash, that MFN might not have the requisite level of available cash, that the required consents of state consumer finance regulators might not be obtained, and that MFN stockholders may not approve the transaction. More generally, all statements herein other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of the expected benefits of combining CPS with MFN are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the services offered by CPS and MFN may not develop as expected; that the merger transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties may be unable to successfully execute their integration strategies or to achieve planned synergies; and other risks that may be described from time to time in CPS's and MFN's Securities and Exchange Commission reports. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CPS's or MFN's results could differ materially from their expectations in these statements. CPS and MFN assume no obligation to update and do not intend to update these forward-looking statements.

     Consumer Portfolio Services, Inc. purchases, sells and services retail installment sales contracts originated predominantly by franchised dealers for new and late model used cars. The Company finances automobile purchases through over 4,000 dealers under contract throughout the United States.

     MFN Financial Corporation is a consumer finance company whose principal operating subsidiary is Mercury Finance Company LLC. Mercury Finance Company LLC provides specialized, individual financing for automobile nonprime credit buyers through automobile dealerships.

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